Exhibit 99.1

                           Triarc Companies, Inc.
                              280 Park Avenue
                             New York, NY 10017

                                                          For Immediate Release
CONTACT: Anne A. Tarbell
         (212) 451-3030
         www.triarc.com

                    TRIARC REPORTS FIRST QUARTER 2006 RESULTS

                      o  Arby's(R) same-store sales increase
             o  Deerfield's assets under management continue to grow

New York, NY, May 12, 2006 - Triarc Companies, Inc. (NYSE: TRY; TRY.B) announced today the results of operations for its first fiscal quarter ended April 2, 2006.

                           Consolidated Highlights

o Consolidated revenues increased to $292.1 million in the 2006 first quarter from $87.7 million in the 2005 first quarter primarily reflecting the July 2005 acquisition of RTM Restaurant Group ("RTM"), the owner of 775 Arby's(R) restaurants as of the date of the acquisition.

o Consolidated revenues were also positively impacted by increases in the asset management and related fees of Deerfield & Company LLC ("Deerfield"). Deerfield's revenues increased to $14.8 million in the 2006 first quarter from $12.9 million in the 2005 first quarter. This increase principally reflects asset management fees from increased assets under management in the 2006 first quarter.

o Partially offsetting the above increases was the effect of $6.8 million of royalties and franchise fees paid by RTM to Arby's, LLC recognized in the 2005 first quarter, which royalties and franchise fees are eliminated in consolidation subsequent to the acquisition of RTM.

o Consolidated net income (loss) was a loss of $(12.9) million, or $(0.16) per diluted Class A and Class B, Series 1, share in the 2006 first quarter, compared with net income of $2.7 million, or $0.04 per diluted Class A and Class B, Series 1 share in the 2005 first quarter. This change principally reflects: (1) an $8.0 million after-tax loss from the early extinguishment of debt related to the February 2006 effective conversion of the Company's 5% Convertible Notes due 2023 ("Convertible Notes"), and (2) a $4.7 million after-tax decrease in gain on sale of unconsolidated business, as well as the after-tax effect of other variances discussed below, namely, higher general and administrative expenses (primarily related to stock compensation charges and higher incentive compensation costs) and higher interest expense reflecting the RTM acquisition.

o Consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") (which we define as operating profit plus depreciation and amortization, other than amortization of deferred financing costs) was $12.8 million in the 2006 first quarter, compared with $6.0 million in the 2005 first quarter. The attached table provides the calculation of EBITDA and a reconciliation of EBITDA to our consolidated net income (loss).

o Consolidated operating profit (loss) was a loss of $(0.6) million in the 2006 first quarter, compared with a profit of $0.4 million in the 2005 first quarter, reflecting higher general and administrative expenses (primarily related to stock compensation charges and higher incentive compensation costs), which more than offset an increase in the operating profit of our restaurant segment.

o Consolidated depreciation and amortization was $13.4 million in the 2006 first quarter versus $5.5 million in the 2005 first quarter. This increase principally reflects the additional depreciation and amortization related to the RTM acquisition.

o Consolidated interest expense was $27.4 million in the 2006 first quarter, compared with $10.3 million in the 2005 first quarter. This increase principally reflects activity of the Deerfield Opportunities Fund (the "Opportunities Fund"), a multi-strategy hedge fund managed by Deerfield in which the Company has an investment and which employs leverage in its investment strategies, as well as higher average debt balances of the restaurant business following a refinancing in connection with the RTM acquisition.

o Loss on the early extinguishment of debt of $12.5 million in the 2006 first quarter resulted from the February 2006 effective conversion of $165,776,000 principal amount of the Company's Convertible Notes. The loss reflected negotiated inducement premiums aggregating $8.7 million and the write-off of $3.8 million in deferred financing costs.

o Both the 2006 first quarter and the 2005 first quarter included gains on sales of unconsolidated business of $2.3 million and $9.6 million, respectively, primarily related to sales of common stock of Encore Capital Group, Inc. (NASDAQ: ECPG), an equity investment of the Company. The Company owned approximately 4.3% of Encore's outstanding shares as of April 2, 2006.

o Consolidated net investment income increased to $20.9 million in the 2006 first quarter, compared with $9.1 million in the 2005 first quarter. This increase primarily reflects an increase in interest income principally due to the activity of the Opportunities Fund and, to a lesser extent, an increase in average rates on interest-bearing investments.

                        Restaurant Operations Highlights

o On July 25, 2005, Triarc completed the acquisition of RTM, Arby's largest franchisee, which then owned and operated 775 Arby's restaurants in 22 states. The financial results of Triarc's restaurant operations following the acquisition reflect the inclusion of RTM. As a result of the RTM acquisition, among other things, our restaurant operations' net sales have increased while our royalties and franchise and related fees have decreased due to the elimination in consolidation of royalties and franchise and related fees from RTM.

o Net sales from the company-owned Arby's restaurants were $259.0 million in the 2006 first quarter, compared with $51.2 million in the 2005 first quarter. Royalties and franchise and related fees were $18.4 million in the 2006 first quarter, compared with $23.6 million in the 2005 first quarter.

o The 2006 first quarter increase in sales from company-owned restaurants of $207.8 million principally reflects the $205.9 million effect of the acquisition of RTM. Excluding the RTM stores, same-store sales for company-owned restaurants increased 2% in the 2006 first quarter, compared with a strong increase in the 2005 first quarter. The 2006 first quarter increase primarily reflects the effect of recent marketing initiatives and the March 2006 launch of Arby's Chicken Naturals(TM), a line of menu offerings made with 100 percent all natural chicken breast. These positive factors were partially offset by the continued underperformance of company-owned stores in Michigan, where unemployment remains high, as well as the negative impact on sales of lower discretionary consumer spending due to higher fuel costs in the 2006 first quarter. The RTM stores had same-store performance for the 2006 first quarter relatively consistent with, and driven by essentially the same factors as, the company-owned restaurants other than RTM.

o Excluding the RTM stores, 2006 first quarter same-store sales for franchised restaurants increased 5%, compared to 3% in the 2005 first quarter. The increase in same-store sales of the franchised restaurants reflects the positive impact of the recent marketing initiatives and the launch of Arby's Chicken Naturals discussed above, partially offset by the negative impact on sales of lower discretionary consumer spending due to higher fuel costs in the 2006 first quarter.

o Royalties and franchise and related fees decreased to $18.4 million in the 2006 first quarter, compared with $23.6 million in the 2005 first quarter, due to the elimination in consolidation of royalties and franchise and related fees from RTM after the July 2005 acquisition partially offset by the effects of the increase in same-store sales of franchised restaurants and net openings of franchised restaurants.

o Systemwide same-store sales were up 4% in both the 2006 first quarter and the 2005 first quarter. We currently expect systemwide same-store sales to be positive for the 2006 fiscal year due to the anticipated performance of the various marketing and new product initiatives described above.

o The gross margin for our company-owned restaurants increased to 26% of sales in the 2006 first quarter from 23% in the 2005 first quarter. This increase principally reflects the impact of the RTM stores, which had a gross margin of 27% in the 2006 first quarter. We expect the gross margin for our company-owned restaurants to continue to improve for the remainder of 2006 reflecting both the inclusion of RTM and improving operational efficiencies.

o Our restaurant business operating profit increased to $19.0 million in the 2006 first quarter versus $14.1 million in the 2005 first quarter reflecting the higher revenues and the improved gross margins noted above, partially offset by increases in advertising and selling and general and administrative expenses.

o Depreciation and amortization for our restaurant operations was $10.8 million in the 2006 first quarter versus $2.9 million in the 2005 first quarter. This increase reflects the additional depreciation and amortization related to the restaurants acquired in the RTM acquisition.

o Restaurant business EBITDA was $29.8 million in the 2006 first quarter, compared with $17.1 million in the 2005 first quarter. Restaurant EBITDA is reconciled to consolidated EBITDA which, in turn, is reconciled to consolidated net income (loss), in the attached table.

o In the 2006 first quarter, the Arby's system opened 3 new units and closed 4 generally underperforming units. We plan to open 41 new company-owned units in 2006. As of April 2, 2006, Arby's had commitments from franchisees to build 270 new units through 2011, which excludes prior commitments from RTM to build 148 new units.

                           Asset Management Highlights

o Triarc accounts for Deerfield, its asset management business, as a consolidated subsidiary with a minority interest. For the 2006 first quarter, Deerfield's reported asset management and related fees, operating profit, depreciation and amortization and EBITDA, after the effects of purchase accounting adjustments associated with the Deerfield acquisition in July 2004 and, for the 2006 first quarter, compensation expense related to equity interests granted in November 2005 in our asset management segment holding company and before the effect of minority interests, were $14.8 million, $0.6 million, $1.5 million and $2.1 million, respectively. For the 2005 first quarter, those amounts were $12.9 million, $2.8 million, $1.1 million and $3.9 million, respectively. The decreases in operating profit and EBITDA reflected an increase in general and administrative expenses due to the hiring of additional personnel to support the growth in assets under management and the November 2005 grant of equity interests noted above. Deerfield's EBITDA is reconciled to consolidated EBITDA which, in turn, is reconciled to consolidated net income (loss), in the attached table.

o Excluding the effects of purchase accounting associated with the Deerfield acquisition in July 2004 and, for the 2006 first quarter, compensation expense related to the equity interests noted above, Deerfield's asset management and related fees, operating profit, depreciation and amortization and EBITDA, before the effect of minority interests, were $14.8 million, $2.6 million, $0.5 million and $3.1 million, respectively. For the 2005 first quarter, those amounts were $13.5 million, $4.3 million, $0.1 million and $4.4 million, respectively. The decreases in operating profit and EBITDA reflected an increase in general and administrative expenses due to the hiring of additional personnel as noted above. The attached table provides a reconciliation of these measures to the corresponding measures without exclusion of the effects of purchase accounting adjustments associated with the Deerfield acquisition and the grant of equity interests in Triarc Deerfield Holdings, LLC, majority owner of Deerfield.

o As of April 2, 2006, Deerfield had approximately $12.4 billion of assets under management ("AUM"), of which approximately $123.0 million was attributable to investments by Triarc. Deerfield's AUM at May 1, 2006 consisted of approximately $10.4 billion in 22 CDOs and a structured loan fund, approximately $969.4 million in five hedge funds, approximately $763.9 million in a real estate investment trust and approximately $241.1 million in several managed accounts.

o Deerfield Triarc Capital Corp. ("Deerfield Triarc," NYSE: DFR), the publicly traded real estate investment trust managed by Deerfield that invests in real estate-related securities and various other asset classes, had $763.9 million in assets under management as of April 2, 2006. Triarc and its subsidiaries beneficially own approximately 2.7% of Deerfield Triarc's common stock.

     Commenting on asset management operations, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "We are pleased with Deerfield's continued strong performance. Since we acquired our controlling interest in Deerfield in July 2004, their assets under management have grown from just over $8 billion to $12.4 billion today. It has been a highly fruitful relationship with Greg Sachs and the entire Deerfield team."

     Commenting on Arby's 2006 first quarter results, Peter May, Triarc's President and Chief Operating Officer, said: "Arby's posted a solid first quarter in 2006. We are excited about Arby's opportunities for future growth. We are pleased to welcome back Roland Smith as Arby's newly appointed President and CEO. As we finalize the integration of RTM, begin to implement various growth initiatives, collaborate with our franchisees to refine operational practices and work toward effecting the Triarc corporate restructuring, we believe that the entire Arby's system will be very well served by Roland's exceptional leadership skills."

     Commenting on Triarc's possible corporate restructuring, Peltz said: "As we look ahead, we see a number of opportunities for Arby's and Deerfield. Nevertheless, Arby's and Deerfield have inherently different growth characteristics and investment attributes, and given our present corporate structure, we believe that their full value and growth prospects may not be fully recognized. In keeping with our goal of enhancing stockholder value, and in order to unlock the potential value of both of our independently managed businesses, we are continuing to explore a possible corporate restructuring that may involve the spin-off to Triarc's stockholders or other disposition of Triarc's interest in Deerfield."

     Peltz added: "Earlier this year, in connection with the possible corporate restructuring, in addition to our regular quarterly dividends, our Board announced its intention to declare and pay during 2006 special cash dividends aggregating $0.45 per share on each outstanding share of our Class A and Class B Common Stocks, the first installment of which, in the amount of $0.15 per share, was paid on March 1, 2006. The second installment, in the amount of $0.15 per share, will be paid on July 14, 2006 to stockholders of record on June 30, 2006. We currently intend to pay the third $0.15 per share installment during the fourth quarter of 2006. In addition, we recently completed the effective conversion of substantially all of our 5% Convertible Notes due 2023. This had the effect of reducing consolidated debt by approximately $165 million as well as reducing potential future dilution for our stockholders."

     Triarc is a holding company and, through its subsidiaries, the franchisor of the Arby's(R) restaurant system, which is comprised of approximately 3,500 restaurants. Of these restaurants, more than 1,000 are owned and operated by subsidiaries of Triarc. Triarc also owns an approximate 64% capital interest, a profits interest of at least 52% and approximately 94% of the voting interests, in Deerfield & Company LLC, a Chicago-based alternative asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors with approximately $12.4 billion under management as of April 2, 2006.

                               # # #
                    Notes and Table To Follow

                       NOTES TO PRESS RELEASE

     1. In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in this press release, we present EBITDA because we believe it is a useful supplement to operating profit in understanding and assessing our consolidated results as well as the results of our segments. We also use EBITDA to evaluate our segment performance and allocate resources. Because all companies do not calculate EBITDA or similarly titled financial measures in the same way, those measures may not be consistent with the way we calculate EBITDA. Our presentation of EBITDA is not intended to replace the presentation of our financial results in accordance with GAAP. EBITDA should not be considered as an alternative to operating profit or net income (loss).

     2.   In addition to the results  provided in  accordance  with GAAP in this press release, we present Deerfield's asset management and related fees, operating profit, depreciation and amortization and EBITDA before the effect of minority interests, excluding the effects of purchase accounting adjustments associated with the Deerfield acquisition and the grant of equity interests in our asset management segment holding company. We believe these non-GAAP financial measures enhance management's ability to compare Deerfield's historical and future operating results and to compare Deerfield's operating results on a stand-alone basis to those of its competitors. We also believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. Our presentation of certain non-GAAP performance measures of Deerfield is not intended to replace the presentation of its financial results in accordance with GAAP.

     3. Systemwide same-store sales represent sales at all company-owned and all franchised stores. We believe that reviewing the increase or decrease in systemwide same-store sales compared with the same period in the prior year is useful to investors in analyzing the growth of the Arby's brand and assessing trends in our restaurant operations.

     4. References in this press release to "company-owned" restaurants include owned and leased restaurants as well as two restaurants managed pursuant to management agreements.

     5. We define gross margin as the difference between net sales and cost of sales divided by net sales.

     6. The description of the RTM acquisition contained in this press release is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the acquisition, copies of which have been filed by us with the Securities and Exchange Commission as exhibits to our current and/or periodic filings under the Securities Exchange Act of 1934, as amended.

     7. There can be no assurance RTM will be successfully integrated into our existing operations.

     8. There can be no assurance that we will build 44 new company-owned units in 2006.

     9. There can be no assurance that the corporate restructuring will occur or the form, terms or timing of such restructuring if it does occur. As of the date hereof, the Board of Directors has not reached any definitive conclusion concerning the scope, benefits or timing of the corporate restructuring.

     10. There can be no assurance that any additional special cash dividends will be declared or paid. The future installment of the special cash dividend referred to in this press release (including the actual amounts thereof) and any other future dividends are subject to applicable law, will be made at the discretion of the Board and will be based on such factors as Triarc's earnings, financial condition, cash requirements and other factors, including whether such future installments of the special dividends would result in a material adjustment to the conversion price of Triarc's 5% Convertible Notes due 2023.

     11. The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "plans," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following:

     o competition, including pricing pressures, the potential impact of competitors' new units on sales by Arby's(R) restaurants;

     o consumers' perceptions of the relative quality, variety and value of the food products we offer;

     o    success of operating initiatives;

     o    development costs;

     o    advertising and promotional efforts;

     o    brand awareness;

     o    the existence or absence of positive or adverse publicity;

     o new product and concept development by us and our competitors, and market acceptance of such new product offerings and concepts;

     o changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza or "bird flu";

     o    changes in spending patterns and demographic trends;

     o adverse economic conditions, including high unemployment rates in geographic regions that contain a high concentration of Arby's restaurants;

     o    the business and financial viability of key franchisees;

     o    the timely payment of franchisee obligations due to us;

     o availability, location and terms of sites for restaurant development by us and our franchisees;

     o    the ability of our  franchisees to open new  restaurants in accordance
          with  their   development   commitments,   including  the  ability  of
          franchisees to finance restaurant development;

     o    delays in opening new restaurants or completing remodels;

     o    the timing and impact of acquisitions and dispositions of restaurants;

     o    our ability to successfully integrate acquired restaurant operations;

     o anticipated or unanticipated restaurant closures by us and our franchisees;

     o our ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants;

     o changes in business strategy or development plans, and the willingness of our franchisees to participate in our strategy;

     o business abilities and judgment of our and our franchisees' management and other personnel;

     o availability of qualified restaurant personnel to us and to our franchisees;

     o our ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

     o changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance;

     o    adverse weather conditions;

     o significant reductions in our client assets under management (which would reduce our advisory fee revenue), due to such factors as weak performance of our investment products (either on an absolute basis or relative to our competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that we trade, loss of key portfolio management or other personnel, reduced investor demand for the types of investment products we offer, and loss of investor confidence due to adverse publicity;

     o increased competition from other asset managers offering similar types of products to those we offer;

     o pricing pressure on the advisory fees that we can charge for our investment advisory services;

     o difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity or lack of potentially profitable trading opportunities;

     o our removal as investment manager of one or more of the collateral debt obligation vehicles (CDOs) or other accounts we manage, or the reduction in our CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

     o    availability,   terms  (including   changes  in  interest  rates)  and
          deployment of capital;

     o changes in legal or self-regulatory requirements, including franchising laws, investment management regulations, accounting standards, environmental laws, overtime rules, minimum wage rates and taxation rates;

     o the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

     o the impact of general economic conditions on consumer spending or securities investing, including a slower consumer economy and the effects of war or terrorist activities; and

     o other risks and uncertainties affecting us and our subsidiaries referred to in referred to in our Annual Report on Form 10-K for the fiscal year ended January 1, 2006 (see especially "Item 1. Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

     All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

                      Triarc Companies, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
               Quarters Ended April 3, 2005 and April 2, 2006 (a)


                                                                                      First Quarter Ended
                                                                                      -------------------
                                                                                    2005               2006
                                                                                    ----               ----
                                                                            (In thousands except per share amounts)
                                                                                          (Unaudited)

Revenues:
  Net sales.....................................................................$ 51,190           $ 258,959
  Royalties and franchise and related fees......................................  23,579              18,388
  Asset management and related fees.............................................  12,928              14,796
                                                                                --------           ---------
                                                                                  87,697             292,143
                                                                                --------           ---------
Costs and expenses:
  Cost of sales, excluding depreciation and amortization........................  39,189             192,574
  Cost of services, excluding depreciation and amortization ....................   4,149               5,520
  Advertising and selling.......................................................   4,583              20,102
  General and administrative, excluding depreciation and amortization...........  33,814              60,367
  Depreciation and amortization, excluding amortization
     of deferred financing costs................................................   5,526              13,381
  Facilities relocation and corporate restructuring.............................      --                 803
                                                                                --------           ---------
                                                                                  87,261             292,747
                                                                                --------           ---------
      Operating profit (loss) ..................................................     436                (604)
Interest expense................................................................ (10,253)            (27,376)
Insurance expense related to long-term debt.....................................    (904)                 --
Loss on early extinguishment of debt............................................      --             (12,544)
Investment income, net..........................................................   9,100              20,950
Gain on sale of unconsolidated business.........................................   9,608               2,256
Other income (expense), net.....................................................    (370)              1,737
                                                                                --------           ---------
      Income (loss) before income taxes and minority interests..................   7,617             (15,581)
Benefit from (provision for) income taxes.......................................  (2,513)              5,766
Minority interests in income of consolidated subsidiaries.......................  (2,425)             (3,090)
                                                                                --------           ---------
      Net income (loss) ........................................................$  2,679           $ (12,905)
                                                                                ========           =========

EBITDA (b) .....................................................................$  5,962           $  12,777
                                                                                ========           =========

Basic and diluted income (loss) per share of Class A common stock
    and Class B common stock....................................................$    .04           $    (.16)
                                                                                ========           =========

Shares used to calculate income (loss) per share:
  Class A common stock
    Basic.......................................................................  23,709              25,968
                                                                                ========           =========
    Diluted.....................................................................  24,851              25,968  (c)
                                                                                ========           =========
  Class B common stock
    Basic.......................................................................  41,844              56,344
                                                                                ========           =========
    Diluted.....................................................................  44,375              56,344  (c)
                                                                                ========           =========

------------------------------------------------------------------------------------------------------------------------------------

(a) On July 25, 2005, the Company completed the acquisition of the RTM Restaurant Group. As of July 25, 2005, RTM owned and operated 775 Arby's restaurants in 22 states and, prior to the RTM Acquisition, was the largest franchisee of Arby's restaurants. Following the RTM Acquisition, the consolidated results of operations for the 2006 first quarter include RTM's results but do not include royalties and franchise and related fees paid by RTM to Arby's LLC, which are eliminated in consolidation. The consolidated results of operations for the 2005 first quarter, however, include royalties and franchise and related fees from RTM but do not include RTM's results.

(b) The calculation of EBITDA by segment and a reconciliation of consolidated EBIDTA to net income or loss follow:




                                                                                First Quarter Ended
                                                                             2005                  2006
                                                                             ----                  ----
                                                                                  (In thousands)


Operating profit (loss):
   Restaurants...........................................................$  14,127             $  19,027
   Asset management......................................................    2,840                   625
   General corporate.....................................................  (16,531)              (20,256)
                                                                         ---------             ---------
    Consolidated operating profit (loss) ................................      436                  (604)
                                                                         ---------             ---------
Plus: depreciation and amortization, excluding amortization
   of deferred financing costs:
   Restaurants...........................................................    2,936                10,813
   Asset management......................................................    1,083                 1,483
   General corporate.....................................................    1,507                 1,085
                                                                         ---------             ---------
    Consolidated depreciation and amortization, excluding
      amortization of deferred financing costs...........................    5,526                13,381
                                                                         ---------             ---------
EBITDA:
   Restaurants...........................................................   17,063                29,840
   Asset management......................................................    3,923                 2,108
   General corporate.....................................................  (15,024)              (19,171)
                                                                         ---------             ---------
    Consolidated EBITDA..................................................    5,962                12,777
Depreciation and amortization, excluding amortization
   of deferred financing costs...........................................   (5,526)              (13,381)
Interest expense.........................................................  (10,253)              (27,376)
Insurance expense related to long-term debt..............................     (904)                   --
Loss on early extinguishment of debt.....................................       --               (12,544)
Investment income, net...................................................    9,100                20,950
Gain on sale of unconsolidated businesses................................    9,608                 2,256
Other income (expense), net..............................................     (370)                1,737
                                                                         ----------            ---------
    Loss from continuing operations before income
      taxes and minority interests.......................................    7,617               (15,581)
Benefit from income taxes................................................   (2,513)                5,766
Minority interests in income of consolidated subsidiaries................   (2,425)               (3,090)
                                                                         ---------             ---------
    Net income (loss) ...................................................$   2,679             $ (12,905)
                                                                         =========             =========


(c) The shares used to calculate diluted loss per share are the same as those used to calculate basic loss per share for the 2006 first quarter since there was a loss from continuing operations and, therefore, the effects of all potentially dilutive securities on the loss from continuing operations per share would have been antidilutive.

(d) The reconciliation of certain operating measures of Deerfield before adjustments for purchase accounting and compensation expense related to equity interests granted in asset management segment holding company to those measures after such adjustments for the 2006 first quarter and 2005 first quarter follows:


                                                                                       Depreciation and
                                                                                         Amortization,
                                                                                          Excluding
                                                           Asset                          Amortization
                                                         Management                       of Deferred
                                                         and Related     Operating         Financing
                                                           Fees(1)       Profit(1)         Costs(1)       EBITDA(1)
                                                           ----          ------            -----          ------
                                                                              (In thousands)

      For the quarter ended April 2, 2006:
       Before adjustments for purchase accounting and
           compensation expense related to equity interests
           granted in asset management segment holding
           company (2) ................................... $14,770       $   2,618        $    461      $  3,079
        Expected asset management fees recorded as a
           receivable in purchase accounting..............      26              26              --            26
        Amortization of intangible assets recorded in
           purchase accounting............................      --          (1,022)          1,022            --
        Compensation expense related to equity interests
           granted in asset management segment holding
           company (4)....................................      --            (997)             --          (997)
                                                           -------       ---------        --------      --------
      After adjustments for purchase accounting and
           compensation expense related to equity interests
           granted in asset management segment holding
           company........................................$ 14,796       $     625        $  1,483      $  2,108
                                                          ========       =========        ========      ========

       For the quarter ended April 3, 2005:
       Before purchase accounting adjustments ............$ 13,505       $   4,270        $     84      $  4,354
        Expected asset management fees recorded as a
           receivable in purchase accounting..............    (577)           (577)             --          (577)
        Cost of services recorded as a liability in purchase
           accounting (3) ................................      --             146              --           146
        Amortization of intangible assets recorded in
           purchase accounting............................      --            (999)            999            --
                                                          --------       ---------        --------      --------
       After purchase accounting adjustments..............$ 12,928       $   2,840        $  1,083      $  3,923
                                                          ========       =========        ========      ========

---------------
      (1)  All amounts are before the effects of minority interests.
      (2) The asset management and related fees, operating profit and EBITDA before adjustments for purchase accounting and equity interests granted in asset management segment holding company reflect the elimination of asset management fees paid to Deerfield by Triarc of $0.5 million for the 2006 first quarter and $0.4 million for the 2005 first quarter.
      (3) Represents incentive compensation relating to the receivable recorded in purchase accounting.
      (4) On November 10, 2005, pursuant to an equity arrangement approved by the compensation committee of our board of directors, certain members of Triarc's management subscribed for equity interests in Deerfield, each of which consists of a capital interest portion and a profits interest portion. These interests have the effective result of reducing our 61.5% interest in the profits of Deerfield to as low as 52.3%, depending on the level of Deerfield profits.

